EXHIBIT 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in the (a) Registration Statement of the Company on Form S-8 (File No. 333-227566), (b) Registration Statement of the Company on Form S-8 (as amended) (File No. 333-192002), (c) Registration Statement of the Company on Form S-8 (File No. 333-201098), (d) Registration Statement of the Company on Form S-8 (File No. 333-207529), (e) Registration Statement of the Company on Form S-8 (File No. 333-215349), (f) Registration Statement of the Company on Form S-8 (File No. 333-222335), (g) Registration Statement of the Company on Form S-8 (File No. 333-233525), (h) Registration Statement of the Company on Form S-8 (File No. 333-259248), (i) Registration Statement of the Company on Form S-8 (File No. 333-282037), and (j) Registration Statement of the Company on Form S-3 (File No. 333-282046), of our report dated March 31, 2025, except for the effects of the restatement described in Note 4, which is dated October 29, 2025, with respect our audit of the consolidated financial statements of PEDEVCO Corp., as of December 31, 2024 and 2023, and for the years then ended, which report is included in the Amendment No. 2 to Annual Report on Form 10-K of PEDEVCO Corp. for the year ended December 31, 2024.

/s/ Marcum LLP

Marcum LLP

Houston, Texas

October 29, 2025